PBF Energy Announces Pricing of $1.0 Billion of 6.00% Senior Notes Due 2028

PARSIPPANY, NJ - January 16, 2020 - PBF Energy Inc. (NYSE:PBF) (“PBF Energy”) announced today that its indirect subsidiary, PBF Holding Company LLC (“PBF Holding”), priced $1.0 billion in aggregate principal amount of 6.00% senior unsecured notes due 2028 (the “Notes”) in a private offering. The offering is expected to close on January 24, 2020, subject to customary closing conditions. The Notes will be co-issued by PBF Finance Corporation, a wholly owned subsidiary of PBF Holding.

PBF Holding intends to use the net proceeds from the offering to fund the redemption of its outstanding 7.00% Senior Notes due 2023 (the “2023 Notes”) and for general corporate purposes, including to pay a portion of the cash consideration in the pending acquisition of the Martinez refinery and related logistics assets (the “Martinez Acquisition”). The offering is not contingent on the completion of the Martinez Acquisition.

The Notes to be offered and sold have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities laws, and unless so registered, the Notes may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. The Notes were offered and will be sold only to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act and to non-U.S. persons outside the United States pursuant to Regulation S under the Securities Act.

This press release shall not constitute an offer to sell, or the solicitation of an offer to buy, any of these securities, nor shall there be any sale of these securities in any state in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such states.

Forward-Looking Statements
Statements in this press release relating to future plans, results, performance, expectations, achievements and the like are considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, without limitation, the risks relating to the offering not closing and the securities markets generally, the company’s expectations with respect to the offering and the anticipated use of proceeds therefrom, the timing of the completion of the proposed acquisition and the consummation of the redemption of the 2023 Notes; the company’s post-acquisition plans, objectives, expectations and intentions with respect to future earnings and operations of the Martinez refinery and/or its West Coast operations, including the renewable fuels project; the company’s plans for financing the proposed acquisition; and the conditions to the closing of the proposed acquisition and the possibility that the proposed acquisition will not close. These forward-looking statements involve known and unknown risks, uncertainties and other factors, many of which may be beyond the company's control, that may cause actual results to differ materially from any future results, performance or achievements expressed or implied by the forward-looking statements. Factors and uncertainties that may cause actual results to differ include but are not limited to the risks disclosed in the company's filings with the SEC. All forward-looking statements speak only as of the date hereof. The company undertakes no obligation to revise or update any forward-looking statements except as may be required by applicable law.

About PBF Energy Inc.
PBF Energy Inc. (NYSE:PBF) is one of the largest independent refiners in North America, operating, through its subsidiaries, oil refineries and related facilities in California, Delaware, Louisiana, New Jersey and Ohio. Our mission is to operate our facilities in a safe, reliable and environmentally responsible manner, provide employees with a safe and rewarding workplace, become a positive influence in the communities where we do business, and provide superior returns to our investors.

PBF Energy Inc. also currently indirectly owns the general partner and approximately 48% of the limited partnership interest of PBF Logistics LP (NYSE: PBFX).

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Contacts:
Colin Murray (investors)
ir@pbfenergy.com
Tel: 973-455-7578

Michael C. Karlovich (media)
mediarelations@pbfenergy.com
Tel: 973-455-8994